EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Amerifirst Fund I LLC on Form S-1 of our report dated August 21, 2002, relating to Amerifirst Fund I LLC's financial statements, which report includes an explanatory paragraph as to an uncertainty with respect to the Fund's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".


/s/ Marcum & Kliegman LLP
----------------------------------
Marcum & Kliegman LLP
New York, NY
August 22, 2002

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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Amerifirst Fund I LLC on Form S-1 of our report dated August 21, 2002, relating to Amerifirst Funding Group, Inc.'s financial statements, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement.


/s/ Marcum & Kliegman LLP
-----------------------------
Marcum & Kliegman LLP
New York, NY
August 22, 2002